UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 8, 2008

Pharmasset, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303-A College Road East Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

(609) 613-4100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 8, 2008, Pharmasset, Inc. (the “Company”) entered into a manufacturing services agreement (the “Manufacturing Services Agreement”) with Boehringer Ingelheim Chemicals, Inc. (“BICI”) for the manufacture of clinical supplies of the active pharmaceutical ingredient of clevudine (the “API”). Clevudine is a product candidate the Company is developing for the treatment of chronic hepatitis B virus infection. In addition to covering the clinical supply of the API, the Manufacturing Services Agreement also contains terms related to any eventual commercial manufacture and supply of the API by BICI. The Manufacturing Services Agreement has an initial term of five years and at the Company’s option may be extended for an additional three years. In addition, under certain circumstances, the Manufacturing Services Agreement may be terminated by either the Company or BICI in advance of the expiration of its term.

On August 8, 2008, the Company also entered into a license agreement (the “License Agreement”) with BICI pursuant to which BICI granted the Company a non-exclusive, worldwide, perpetual, royalty-free license, with the right to sublicense to contract manufacturing organizations solely for the purpose of manufacturing the API on behalf of the Company, to use and practice certain BICI technology related to the manufacture of the API (the “License”). The Company agreed that in exchange for the License, and in addition to certain cash payments it will pay to BICI, the Company will, for a period of time after one or more products incorporating the API have been approved for commercialization by the United States Food and Drug Administration, source a certain minimum amount of its commercial requirements for the API exclusively from BICI. The term of the License Agreement is perpetual; however, under certain circumstances BICI has the right to terminate the License Agreement.

The Manufacturing Services Agreement and License Agreement will be filed as exhibits to the Company’s annual report on Form 10-K for the year ended September 30, 2008, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

The Company does not have any material relationship with BICI except for the Manufacturing Services Agreement and the License Agreement.

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Current Report on Form 8-K regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation, the risk that BICI or a contract manufacturing organization will not be able to produce any of the API at all or in sufficient quantities and the risk that adverse events could cause the cessation or delay of the development, commercialization or manufacture of clevudine. For a discussion of these risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission entitled “Risk Factors” and discussions of potential risks and uncertainties in the Company’s subsequent filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pharmasset, Inc.

Date: August 13, 2008	By:	/s/ Kurt Leutzinger
Kurt Leutzinger
Chief Financial Officer